UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, the Board of Directors of Consolidated Edison, Inc. (“Con Edison”) and the Board of Trustees of Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) each announced that John McAvoy will succeed Kevin Burke as President and Chief Executive Officer of Con Edison and as Chief Executive Officer of Con Edison of New York, effective January 1, 2014. Mr. Burke will retire from each position effective December 31, 2013 and will continue to serve as Chairman of the Board of Directors of Con Edison and Chairman of the Board of Trustees of Con Edison of New York.

John McAvoy, age 53, is currently the president and chief executive officer of Orange and Rockland Utilities, Inc., a subsidiary of Con Edison. He joined Con Edison of New York in 1980, and has served in a variety of leadership roles, including serving as Senior Vice President of Central Operations, Vice President of System and Transmission Operations and General Manager of Substation Operations.

As of the date of this report, no new compensatory arrangements have been entered into with Mr. McAvoy in connection with his election as President and Chief Executive Officer of Con Edison and Chief Executive Officer of Con Edison of New York. If any new compensatory arrangements are entered into, the material terms of such arrangements will be disclosed in a subsequent filing.

A copy of the press release announcing the succession is also filed herewith as Exhibit 99 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99	Press Release, dated September 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Robert Muccilo
Name:	Robert Muccilo
Title:	Vice President and Controller

Dated: September 19, 2013